Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS SECOND QUARTER RESULTS;

PROVIDES NET INCOME AND FFO ESTIMATES FOR 2017 AND 2018

•	Per Share Net Income of $0.21 and Normalized FFO of $0.32

•	Reinstates 2017 Per Share Estimates of Net Income of $0.87 to $0.89 and Normalized FFO of $1.29 to $1.31

•	Introduces 2018 Per Share Estimates of Net Income of $1.02 to $1.06 and Normalized FFO of $1.42 to $1.46

Birmingham, AL – August 9, 2017 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the second quarter ended June 30, 2017 and recent highlights, including approximately $1.9 billion in announced acquisitions year to date.

“For the past three calendar years, MPT has grown its normalized FFO per share at a compounded annual rate of more than ten percent, significantly exceeding our peers,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “Our outstanding growth so far in 2017 sets the stage for continued outperformance in FFO per share and dividend growth. The hospital real estate market remains very active and MPT is continuing to pursue opportunities to acquire high-quality hospitals located in strong markets with the objective of further creating long-term value for our shareholders.”

SECOND QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.21 and normalized funds from operations (“FFO”) of $0.32 in the second quarter both on a per diluted share basis;

•	Entered into previously announced binding agreements to acquire the real estate interests of ten acute care hospitals and a behavioral health facility to be operated by Steward Health Care LLC (“Steward”) for $1.4 billion, along with a $100 million investment in Steward; acquisitions expected to close in the fourth quarter of 2017;

•	Completed previously announced sale and leaseback transactions aggregating approximately $429 million with Steward, RCCH Healthcare Partners and Alecto Healthcare; and € 19.4 million with German acute operator ATOS;

•	Previously announced funding commitment with Circle Health Group and commencement of development of an acute care hospital in Birmingham, England for an estimated total cost of approximately £33 million;

•	Completed sale leaseback transactions of 13 rehabilitation hospitals in the second quarter and July for € 166.2 million to affiliates of MEDIAN, which combined with previous acquisitions of seven hospitals in the fourth quarter of 2016 for € 49.5 million finalizes the acquisition of 20 hospitals for € 215.7 million announced in 2016;

•	Previously announced completion of a public offering of 43.1 million shares of common stock (including underwriters’ overallotment) resulting in net proceeds of $548 million;

•	FTSE Russell added MPW with its equity market capitalization of approximately $4.8 billion to the Russell 1000 Index on June 23.

After closing of the pending transactions, the Company expects to have pro forma total gross assets of approximately $9.1 billion, including $6.5 billion in general acute care hospitals, $1.9 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. This pro forma portfolio includes 270 properties representing more than 31,000 licensed beds in 29 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 31 hospital operating companies.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2016 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

OPERATING RESULTS AND OUTLOOK

Net income for the second quarter of 2017 was $73.4 million (or $0.21 per diluted share), compared to $53.7 million (or $0.22 per diluted share) in the second quarter of 2016. Normalized FFO for the second quarter increased 50% to $113.6 million compared with $75.5 million in the second quarter of 2016. Normalized FFO was $0.32 per diluted share in the second quarter compared with $0.32 per diluted share in the second quarter of 2016.

Based on management’s present investment, capital and operating strategies, and the expected timing of each, management estimates 2017 net income as a range of between $0.87 and $0.89 per diluted share and 2017 Normalized FFO between $1.29 and $1.31 per diluted share. This range is based on management’s estimate of the likely timing of closing of the $1.4 billion Steward investment and the timing and interest rate related to the anticipated debt financing of such investment.

The Company today is also introducing its estimate of 2018 net income as a range of between $1.02 and $1.06 per diluted share and 2018 Normalized FFO between $1.42 and $1.46 per diluted share. This estimate assumes no additional acquisitions or investments and no asset sales.

A reconciliation of Normalized FFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Wednesday, August 9, 2017 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2017. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 53420810. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through August 23, 2017. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 53420810.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions including the recently announced Steward transactions; net income per share for 2017 and 2018; Normalized FFO per share for 2017 and 2018; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	June 30, 2017	December 31, 2016
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$4,976,129	$4,317,866
Mortgage loans	1,062,558	1,060,400
Net investment in direct financing leases	693,243	648,102

Gross investment in real estate assets	6,731,930	6,026,368
Accumulated depreciation and amortization	(384,826)	(325,125)

Net investment in real estate assets	6,347,104	5,701,243

Cash and cash equivalents	236,364	83,240
Interest and rent receivables	68,537	57,698
Straight-line rent receivables	147,755	116,861
Other assets	528,077	459,494

Total Assets	$7,327,837	$6,418,536

Liabilities and Equity
Liabilities
Debt, net	$3,221,054	$2,909,341
Accounts payable and accrued expenses	219,527	207,711
Deferred revenue	20,108	19,933
Lease deposits and other obligations to tenants	34,943	28,323

Total Liabilities	3,495,632	3,165,308
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 364,020 shares at June 30, 2017 and 320,514 shares at December 31, 2016	364	321
Additional paid in capital	4,327,733	3,775,336
Distributions in excess of net income	(457,419)	(434,114)
Accumulated other comprehensive loss	(52,591)	(92,903)
Treasury shares, at cost	(777)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	3,817,310	3,248,378

Non-controlling interests	14,895	4,850

Total Equity	3,832,205	3,253,228

Total Liabilities and Equity	$7,327,837	$6,418,536

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Rent billed	$103,447	$77,960	$200,210	$152,021
Straight-line rent	16,277	8,551	29,056	16,768
Income from direct financing leases	18,312	13,552	36,192	32,503
Interest and fee income	28,771	26,237	57,746	60,007

Total revenues	166,807	126,300	323,204	261,299
Expenses
Real estate depreciation and amortization	29,493	22,832	57,079	43,974
Impairment charges	—	7,375	—	7,375
Property-related	1,153	784	2,481	1,685
Acquisition expenses	10,806	4,767	13,562	3,702
General and administrative	15,079	12,045	28,276	23,516

Total operating expenses	56,531	47,803	101,398	80,252

Operating income	110,276	78,497	221,806	181,047
Interest expense	(39,710)	(41,501)	(77,739)	(80,870)
Gain on sale of real estate and other asset dispositions, net	—	16,638	7,413	16,678
Unutilized financing fees/debt refinancing costs	(751)	—	(14,380)	(4)
Other income (expense)	3,367	654	5,134	(4,018)
Income tax benefit (expense)	614	(364)	(253)	(683)

Income from continuing operations	73,796	53,924	141,981	112,150
Loss from discontinued operations	—	—	—	(1)

Net income	73,796	53,924	141,981	112,149
Net income attributable to non-controlling interests	(381)	(200)	(596)	(498)

Net income attributable to MPT common stockholders	$73,415	$53,724	$141,385	$111,651

Earnings per common share - basic:
Income from continuing operations	$0.21	$0.23	$0.42	$0.47
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.21	$0.23	$0.42	$0.47

Earnings per common share - diluted:
Income from continuing operations	$0.21	$0.22	$0.42	$0.47
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.21	$0.22	$0.42	$0.47

Weighted average shares outstanding - basic	349,856	238,082	335,456	237,796
Weighted average shares outstanding - diluted	350,319	239,008	335,871	238,413
Dividends declared per common share	$0.24	$0.23	$0.48	$0.45

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
FFO information:
Net income attributable to MPT common stockholders	$73,415	$53,724	$141,385	$111,651
Participating securities’ share in earnings	(100)	(132)	(225)	(276)

Net income, less participating securities’ share in earnings	$73,315	$53,592	$141,160	$111,375

Depreciation and amortization (A)	30,027	23,335	58,126	44,807
Gain on sale of real estate	—	(22,613)	(7,413)	(22,653)

Funds from operations	$103,342	$54,314	$191,873	$133,529

Write-off of straight line rent and other	—	3,063	1,117	3,063
Transaction costs from non-real estate dispositions	—	5,975	—	5,975
Acquisition expenses, net of tax benefit (A)	9,539	4,801	12,184	9,034
Impairment charges	—	7,375	—	7,375
Unutilized financing fees / debt refinancing costs	751	—	14,380	4

Normalized funds from operations	$113,632	$75,528	$219,554	$158,980

Share-based compensation	2,406	1,814	4,377	3,509
Debt costs amortization	1,522	2,062	3,139	3,897
Additional rent received in advance (B)	(300)	(300)	(600)	(600)
Straight-line rent revenue and other	(18,681)	(11,204)	(34,863)	(22,033)

Adjusted funds from operations	$98,579	$67,900	$191,607	$143,753

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.21	$0.22	$0.42	$0.47
Depreciation and amortization (A)	0.08	0.10	0.17	0.18
Gain on sale of real estate	—	(0.09)	(0.02)	(0.09)

Funds from operations	$0.29	$0.23	$0.57	$0.56

Write-off of straight line rent and other	—	0.01	—	0.01
Transaction costs from non-real estate dispositions	—	0.03	—	0.03
Acquisition expenses, net of tax benefit (A)	0.03	0.02	0.04	0.04
Impairment charges	—	0.03	—	0.03
Unutilized financing fees / debt refinancing costs	—	—	0.04	—

Normalized funds from operations	$0.32	$0.32	$0.65	$0.67

Share-based compensation	0.01	0.01	0.01	0.01
Debt costs amortization	—	0.01	0.01	0.01
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other	(0.05)	(0.06)	(0.10)	(0.09)

Adjusted funds from operations	$0.28	$0.28	$0.57	$0.60

(A)	Includes our share of real estate depreciation and acquisition expenses from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Other income (expense)” line on the consolidated statements of income.
(B)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Years 2017 and 2018 Guidance Reconciliation

(Unaudited)

	Fiscal Year 2017 Guidance -Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$0.87	$0.89
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$0.87	$0.89

Depreciation and amortization	0.34	0.34
Gain on sale of real estate	(0.02)	(0.02)

Funds from operations	$1.19	$1.21

Other adjustments(2)	0.10	0.10

Normalized funds from operations	$1.29	$1.31

	Fiscal Year 2018 Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.02	$1.06
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.02	$1.06

Depreciation and amortization	0.40	0.40

Funds from operations	$1.42	$1.46

Other adjustments(2)	—	—

Normalized funds from operations	$1.42	$1.46

(1)	The 2017 and 2018 guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.
(2)	Includes acquisition expenses, write-off of straight line rent, transaction costs from non-real estate dispositions, impairment charges, unutilized fees/debt refinancing costs, and other.

Pro Forma Total Gross Assets

(Unaudited)

June 30, 2017
Total Assets	$7,327,837
Add:
Binding real estate commitments on new investments(3)	1,562,290
Unfunded amounts on development deals and commenced capital improvement projects(4)	91,189
Accumulated depreciation and amortization	384,826
Less:
Cash and cash equivalents	(236,364)

Pro Forma Total Gross Assets(5)	$9,129,778

(3)	Reflects post June 30, 2017 transactions and commitments, including 11 Steward facilities, one RCCH facility, and two facilities in Germany.
(4)	Includes $51.6 million unfunded amounts on ongoing development projects and $39.6 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(5)	Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.